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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pelican Financial, Inc of our report of Independent Auditors dated February 23, 2001, relating to the consolidated balance sheets of Pelican Financial, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report appears in the Pelican Financial, Inc.'s annual report on Form 10-K for the year ended December 31, 2000.



                                                   Crowe, Chizek and Company LLP
Grand Rapids, Michigan
March 28, 2001